UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2011

ENVIRO VORAXIAL TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Idaho	000-30454	83-0266517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 N.W. 57th Place, Fort Lauderdale, Florida 33309
(Address of Principal Executive Office) (Zip Code)

(954) 958-9968
(Registrant’s telephone number, including area code)

_____________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective November 14, 2011 (the “Effective Date”), the Company issued options to John DiBella to purchase 1,900,000 shares of restricted common stock.  The options are exercisable at $0.20 per share for a period of five years from the Effective Date.  The options were issued in satisfaction of accrued salary and expenses payable to John DiBella in the approximate amount of $253,000.

The options were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The options may not be transferred absent registration or applicable exemption.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 14, 2011 Alberto DiBella advised the Company that he was resigning as Chief Executive Officer and Chief Financial Officer of the Company and the Board of Directors appointed John A. DiBella to serve as the Company’s Chief Executive Officer and Chief Financial Officer.  Alberto DiBella’s decision was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.  John A. DiBella has been employed by the Company since January 2002 and has served on the Company’s Board of Directors since August 2006. John A. DiBella also currently serves as the Company’s Chief Operating Officer.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Option*

* To be filed by amendment

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENVIRO VORAXIAL TECHNOLOGY, INC.

Date: November 22, 2011	/s/ John A. DiBella
John A. DiBella
Chief Executive Officer